UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2018

BIONIK LABORATORIES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed by Bionik Laboratories Corp. (the “Company”) in its Current Report on Form 8-K, filed with Securities and Exchange Commission on July 20, 2018, new and existing investors (the “Investors”) in the Company subscribed for convertible promissory notes (collectively, the “Notes”) and loaned to the Company an aggregate of $4,708,306 (the “Loans”) pursuant to the Company’s up to $6,000,000 convertible note offering (the “Offering”). Of such total amount, $380,297 in aggregate principal was pursuant to a duly executed subscription, which funds have not yet been received by the Company due to a banking administrative error (the “Remaining Funds”).

Pursuant to the terms of the Notes, as of July 20, 2018, the Notes converted in accordance with their terms into an aggregate of 94,272,393 shares (the “Shares”) of the Company’s common stock (the “Conversion”), which number of Shares was preliminarily determined on July 24, 2018 and issued on July 26, 2018. An additional 8,236,885 shares of the Company’s common stock will be issued upon receipt of the Remaining Funds. The Company has not yet definitively determined the final conversion price, and if, upon such definitive determination, the Company is required to issue additional shares of common stock to the Investors, the Company will either file an amendment to this Current Report on Form 8-K or file a new Form 8-K.

As of July 20, 2018 there were approximately 32,807,327 shares of the Company’s common stock underlying outstanding warrants (the “Company Warrants”) that may be issued upon future exercises of the Company Warrants. Furthermore, as of July 20, 2018, there were approximately 3,333,328 shares of the Company’s common stock underlying outstanding warrants issued to or as directed by certain placement agents of the Company (the “Broker Warrants”). The Company Warrants and the Broker Warrants include price protection provisions that allow for a reduction in the exercise price thereof in the event the Company subsequently issues common stock or options, rights, warrants or securities convertible or exchangeable for shares of common stock at a price lower than the existing exercise price. Simultaneously, the number of shares of common stock that may be purchased upon exercise of each of Company Warrants and Broker Warrants shall be increased based on a pre-defined formula. As a result of the Conversion, the exercise price of the Company Warrants was decreased to $0.3714, and the number of shares of common stock underlying the Company Warrants was increased to 43,000,039, and the exercise price of the Broker Warrants was decreased to $0.23, and the number of shares of common stock underlying the Broker Warrants was increased to 4,279,038.

The shares issued upon Conversion are issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, Section 3(a)(9) of the Securities Act and/or Regulation S under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer